File No. 333-86347
                                                            Rule 424(b)(3)


                             NEWAGECITIES.COM, INC.


                               SUPPLEMENT NO. 1 TO
                       PROSPECTUS DATED FEBRUARY 14, 2000


         This supplement relates to our prospectus dated February 14, 2000, forming a part of our registration statement on Form SB-2, declared effective by the Securities and Exchange Commission on February 14, 2000.

         In April 2000, Finmap Corp. agreed to assume the responsibilities and benefits under our Web site design and Internet and public relations services agreement with Virtacon Corporation. As a result, warrants previously issued to Virtacon and its designees have been assigned to Finmap. Due to the assignment, information previously disclosed in the prospectus, in the table under "Selling Security Holders" beginning on page 36, is modified in the following manner:

         The following Selling Security Holder and related shares are added:

                                 Shares                                      Shares            Percent of Class
                                 Beneficially          Shares Available      Beneficially      Beneficially
                                 Owned Prior to        Pursuant to           Owned after       Owned
Selling Security Holder          this Offering         this Prospectus       Offering          after Offering
-----------------------          -------------         ---------------       --------          --------------
Finmap Corp.                         225,000                225,000              -0-                  -


         Information relating to the following Selling Security Holders, who own securities covered by this prospectus in addition to the warrants that have been assigned, is modified as follows:

                                 Shares                                      Shares            Percent of Class
                                 Beneficially          Shares Available      Beneficially      Beneficially
                                 Owned Prior to        Pursuant to           Owned after       Owned
Selling Security Holder          this Offering         this Prospectus       Offering          after Offering
-----------------------          -------------         ---------------       --------          --------------
Richard Dwyer                         30,000                 30,000              -0-                  -
John Ramsey                           25,000                 25,000              -0-                  -
Virtacon Corporation                  50,000                 50,000              -0-                  -

         Selling Security Holder James Warner, and the shares attributed to him, are deleted.



                  The date of this supplement is April 27, 2000